Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 27, 2014,  with respect to the consolidated financial statements  and internal control over financial reporting included in the Annual Report of Bankrate, Inc. and its subsidiaries on Form 10-K for the year ended December 31, 2013.   We hereby consent to the incorporation by reference of said reports in the Registration Statement of Bankrate, Inc. on Form S-8 (File No. 333-175000, effective June 17, 2011).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

February 27, 2014